EX-10.1

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


          THIS AGREEMENT entered into as of the 31st day of December, 2007, between ESCO Technologies Inc. ("Company") and Victor L. Richey, Jr. ("Executive").

                                   WITNESSETH:

          WHEREAS, the Company and the Executive entered into an Employment Agreement as of the 3rd day of November, 1999 ("Agreement"), which Agreement was amended as of the 9th day of August, 2001; and

          WHEREAS, the parties retained the right to amend the Agreement pursuant to Article 15 thereof; and

          WHEREAS, the parties desire to again amend the Agreement effective as of December 31, 2007.

          NOW, THEREFORE, effective as of December 31, 2007, the Agreement is amended as follows:

               1. Paragraph 9.a and subparagraphs (1) and (2) thereof are deleted and replaced with the following:

               a.   Termination by the Company other than for Cause.

          If, during the term of this Agreement, but under circumstances not described in paragraph 8, above, the Executive's employment is terminated by the Company for reasons other than "Cause" (as hereinafter defined), including purported termination (i.e., the Executive is placed on a terminal leave of absence by the Company), then, provided the Executive executes the Standard Severance Agreement and Release then in general use by ESCO for this purpose, the Executive shall receive the following:

     (1) The Company shall pay the Executive an amount equal to his base salary for 24 months at the rate in effect at the date of such termination of employment. Such amount shall be paid in either of the following forms, as elected by the Executive:

          (A) in a lump sum on the regularly scheduled payroll date of the Company coinciding with or immediately preceding March 15 of the calendar year following the calendar year in which such termination occurs; or

          (B) in biweekly installments equal to 1/52nd of such amount, commencing on the regularly scheduled payroll date of the Company immediately following such termination and continuing on each succeeding regularly scheduled biweekly payroll date; provided, however, that the installments, if any, remaining to be paid on the regularly scheduled payroll date coinciding with or immediately preceding the fifteenth day of the third month following the end of the calendar year or fiscal year of the Company in which such termination occurs, whichever is later, shall be paid in a lump sum on such date.

     (2) As a supplement to the payment of the Executive's base salary rate under subparagraph (1), above, the Company shall also pay the Executive an amount equal to his PCP Percentage and ICP Percentage (as hereinafter defined), as applicable, for 24 months following such termination in the same manner as determined under subparagraph (1). For this purpose, his PCP Percentage and ICP Percentage shall be no less than his annual percentage (of base salary) under the Company's Performance Compensation Plan and Incentive Compensation Plan, respectively, in which the Executive participates, for the last fiscal year prior to the termination.

     2. Subparagraph (8) of paragraph 9.a is revised to read as follows:

     (8) The Company shall make available, for such period which it determines (but in no event ending later than the last day of the second taxable year of the Executive following the taxable year in which termination of employment occurs), executive outplacement assistance which it determines to be appropriate for Executive.

     3. The second sentence of paragraph 9.c is revised to read as follows:

     "Good Reason" shall mean the occurrence of any one or more of the following events:

     (1) any material failure by the Company to comply with any of the provisions of this Agreement, other than a failure to comply with paragraphs 3 through 7 hereof inclusive solely by reason of a reduction in compensation or benefits that applies to all Senior Management employees;

     (2) the Company's requiring the Executive to move his residence from the Greater St. Louis, Missouri area due to a material change in the geographic location at which the Executive must perform his duties; or

     (3) the Company's assigning duties to Executive which are, expressly or in practical effect, a material and substantial demotion from or substantial reduction of Executive's present executive or material responsibilities, whether or not accompanied by a reduction in remuneration;

     provided, however, that termination of employment shall be for "Good Reason" only if (i) the Executive provides notice to the Company of the existence of the applicable event described in this paragraph 9.c no later than 90 days following the initial occurrence of such event, (ii) the Company fails to remedy such event with 30 days after receiving such notice, and (iii) such termination occurs within two years following the initial occurrence of such event.

          IN WITNESS WHEREOF, the foregoing Agreement was executed effective as of December 31, 2007.

     ESCO TECHNOLOGIES INC.


By: /s/ V.L. Richey, Jr.                              /s/ Deborah J. Hanlon
    -------------------                              ---------------------
                                                            Executive